Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jun 30, 2001
Payment Date	Jul 16, 2001

Calculation of Interest Expense

Index (LIBOR)	3.980000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 16, 2001	Jun 15, 2001	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	211,578,035	44,775,234	52,916,186	34,599,045	28,493,331	34,685,754
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	4.160000%	4.270000%	4.380000%	4.630000%	4.980000%
Interest/Yield Payable on the Principal Balance	757,920	164,636	199,582	137,944	122,189
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	757,920	164,636	199,582	137,944	122,189
Interest/Yield Paid	757,920	164,636	199,582	137,944	122,189

Summary

Beginning Security Balance	211,578,035	44,775,234	52,916,186	34,599,045	28,493,331	34,685,754
Beginning Adjusted Balance	211,578,035	44,775,234	52,916,186	34,599,045	28,493,331
Principal Paid	4,788,149	1,013,281	1,197,514	782,990	644,815	869,699
Ending Security Balance	206,789,885	43,761,953	51,718,672	33,816,055	27,848,516	33,900,856
Ending Adjusted Balance	206,789,885	43,761,953	51,718,672	33,816,055	27,848,516
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	206,874,687	43,761,953	51,718,672	33,816,055	27,848,516
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					4,018,541
Ending OC Amount as Holdback Amount						16,319,646
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.8310521	$3.4299177	$2.2175802	$2.4200784	$2.9092595
Principal Paid per $1000	$5.2501639	$21.1100271	$13.3057142	$13.7366682	$15.3527471